UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2021

CCUR Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 East Johns Crossing, Suite 490, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 305-6434

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name on exchange which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

As reported in an 8-K filed on January 26, 2021, CCUR Holdings, Inc. and one of its subsidiaries (collectively “CCUR” or the “Company”) have been unable to recover approximately $14mm of fully refundable deposits related to certain aircraft finance transactions (“aviation deposits”).

Based on an examination of all information currently available to CCUR, it has determined that it is probable a loss has occurred related to its aviation deposits. Due to the limited information available and uncertainty related to the specific sources of recovery and their timing, CCUR is unable to make the determination that a specific amount of recovery is probable. As a result, the Company’s Board of Directors determined on February 6, 2021 that the appropriate action is a full write-down of its aviation deposits. As of December 31, 2020, these aviation deposits had a carrying value of $13.8mm.

The Company expects to aggressively pursue all remedies for recovery, including those related to insurance and actions against all parties that may have contributed to the loss of the aviation deposits.

As a result of the decision to take a full write-down of the aviation deposits, CCUR is also announcing preliminary results for its fiscal Q2 ended December 31, 2020.

Preliminary results for Fiscal Q2 are as follows:

•	Net loss attributable to its stockholders of $8.3mm or $0.95 per share; excluding the write-down of the aviation deposits, adjusted net income attributable to its stockholders was $1.5mm or $0.16 per share
•	Revenue for the quarter was $1.2mm
•	Other interest income and realized and unrealized gains on investment, net, totaled $3.9mm

The Company reported net loss attributable to its stockholders of $8,333,000, or $0.95 per diluted share, for the second quarter of fiscal year 2021. The Company reported net income attributable to its stockholders of $2,737,000, or $0.31 per diluted share, for the second quarter of fiscal year 2020.

Revenue for the quarter decreased to $1,197,000 compared to $1,787,000 during the prior fiscal year period. The revenue decrease was due to merchant cash advance (MCA) revenue decreasing 27% to $1,046,000 compared to $1,440,000 in the second quarter of fiscal year 2020, and fiscal year 2021 second quarter revenue from interest on loans decreasing 57% to $151,000 compared to $374,000 in the fourth quarter of the prior year. Other interest income and realized and unrealized gains (losses) on investments, net, for the period totaled $3,840,000 compared to $2,361,000 in the prior fiscal year second quarter.

Total working capital as of December 31, 2020 was $43,124,000 as compared with $51,011,000 as of June 30, 2020. The Company’s balance sheet remains strong, and as of December 31, 2020, it had cash and cash equivalents of approximately $16,223,000.

Additional details about the financial results and aviation deposits will be available in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2020, which the Company expects to file on or before February 16, 2021.

A full summary of the unaudited preliminary Fiscal Q2 balance sheet and income statement are shown below.

Non-Generally Accepted Accounting Principles (GAAP) Financial Measures

Management evaluates financial performance in part based on a non-GAAP financial measure, adjusted net income. Adjusted net income represents income from continuing operations, adjusted for the special, one-time write-down of the aviation deposits, which management believes is not indicative of CCUR’s ongoing performance.

We believe that this non-GAAP financial measure, when coupled with the GAAP result and the reconciliation to the corresponding GAAP financial measure (net loss), provides a more complete understanding of the Company’s results of operations for this period. We believe that this enables investors to perform an additional comparison of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of this one-time write-down, which may obscure trends in CCUR’s underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to a key metric used by management. This non-GAAP financial measure is provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

CCUR HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31, 2020	June 30, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,223	$9,336
Equity securities, fair value	13,269	7,372
Fixed maturity securities, available-for-sale, fair value	12,893	21,429
Current maturities of mortgage and commercial loans receivable	3,634	3,878
Advances receivable, net	111	11,436
Prepaid expenses and other current assets	599	1,204
Total current assets	46,729	54,655

Land investment	3,596	3,568
Deferred income taxes, net	7,691	6,632
Mortgage and commercial loans receivable, net of current maturities	104	1,695
Definite-lived intangibles, net	1,677	1,870
Goodwill	480	480
Equity method investment	3,850	-
Other long-term assets, net	762	950
Total assets	$64,889	$69,850

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$690	$803
Management fee payable	2,915	2,841
Total current liabilities	3,605	3,644

Long-term liabilities:
Pension liability	4,396	4,005
Other long-term liabilities	628	912
Total liabilities	8,629	8,561

Stockholders' equity:
Shares of common stock, par value $0.01; 14,000,000 authorized; 8,839,344 and 8,797,671 issued and outstanding at December 31, 2020 and June 30, 2020, respectively	88	88
Capital in excess of par value	209,276	209,223
Non-controlling interest	1,179	1,261
Accumulated deficit	(150,978)	(143,077)
Accumulated other comprehensive loss	(3,305)	(6,206)
Total stockholders' equity	56,260	61,289
Total liabilities, non-controlling interest, and stockholders' equity	$64,889	$69,850

CCUR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Revenues:
Merchant cash advance fees and other revenue	$1,046	$1,440	$1,714	$2,888
Interest on mortgage and commercial loans	151	347	393	630
Total revenues	1,197	1,787	2,107	3,518
Operating expenses:
Selling, general, and administrative	1,202	1,307	2,287	2,641
Amortization of purchased intangibles	96	119	193	239
Change in fair value of contingent consideration	-	(410)	-	(400)
Provision for credit losses on advances	13,775	180	13,827	396
Total operating expenses	15,073	1,196	16,307	2,876
Operating (loss) income	(13,876)	591	(14,200)	642

Other interest income	679	2,145	2,039	4,282
Realized gain on investments, net	876	843	1,408	1,919
Unrealized gain (loss) on equity securities, net	2,285	(627)	1,240	(158)
Other income, net	30	65	105	66
(Loss) income before income taxes	(10,006)	3,017	(9,408)	6,751
Equity in net loss from equity method investment	53	-	53	-
(Benefit) provision for income taxes	(1,725)	(17)	(1,494)	156
Net (loss) income	(8,334)	3,034	(7,967)	6,595
Less: Net loss (income) attributable to non-controlling interest	1	(297)	23	(452)
Net (loss) income attributable to CCUR Holdings, Inc. stockholders	$(8,333)	$2,737	$(7,944)	$6,143
(Loss) earnings per share attributable to CCUR Holdings, Inc. stockholders:
Basic	$(0.95)	$0.31	$(0.90)	$0.70
Diluted	$(0.95)	$0.31	$(0.90)	$0.70
Weighted average shares outstanding - basic	8,800,171	8,758,710	8,798,928	8,757,433
Weighted average shares outstanding - diluted	8,800,171	8,840,870	8,798,928	8,825,583

The information contained in this Item 2.02 of Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Item 2.02 of Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Company’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 2.06	Material Impairment

The information provided in the second paragraph of Item 2.02 of Current Report on Form 8-K is incorporated by reference into this Item 2.06.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2021	CCUR HOLDINGS, INC.

	By:	/s/ Igor Volshteyn
Name: Igor Volshteyn
Title: President and Chief Operating Officer